SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                             _________________


                                 FORM 8-K


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported)   December 17, 1999



                         Rollins Truck Leasing Corp.
          (Exact name of registrant as specified in its charter)



       Delaware                     1-5728                  51-0074022
(State or other jurisdiction     (Commission               (IRS Employer
     of incorporation)            File number)           Identification No.)



              One Rollins Plaza, Wilmington, Delaware      19803
             (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code     (302) 426-2700



       (Former name or former address, if changed since last report)

ITEM 2.
     (a)  Acquisition of Assets

     On January 3, 2000, the Company, through its wholly owned and principal operating subsidiary Rollins Leasing Corp., acquired all of the issued and outstanding shares of capital stock of UPS Truck Leasing from the UPS Logistics Group, a unit of United Parcel Service, Inc., UPS Truck Leasing provides full-service lease and rental services on more than 10,000 vehicles to 4,000 customers throughout the United States. The Company intends to continue the business of UPS Truck Leasing.

     The purchase price of $208,016,323 consisted of a cash payment of $188,016,323 and the issuance of 2,000,000 shares of the Company's $1.00 par value common stock, which were valued pursuant to the terms of the stock purchase agreement at $20,000,000. The 2,000,000 shares of stock will represent approximately 3.5% of the Company's outstanding shares and UPS Logistics has agreed to vote its shares either (a) in accordance with the recommendations of the Company's Board of Directors or (b) on the same percentage basis as all other shareholders of the Company. The Company has agreed to provide UPS Logistics customary demand and piggy-back registration rights in connection with the issuance of these shares. The voting and registration obligations will continue for two years following the termination of the strategic alliance agreement, referred to below in Item 5(a). The Company's obligation to allow the UPS Logistics' board nominee to serve on its Board, should they exercise their right to a board seat pursuant to the strategic alliance agreement, will terminate if UPS Logistics ceases to own at lease 1,000,000 shares of the Company's Common Stock.

     Financing for the cash portion of the transaction was provided from borrowings under the Company's revolving credit facilities and the proceeds from the sale of the assets and business of Rollins Logistics Inc., as more fully described in Item 2.(b) below.

     The acquisition is being accounted for under the purchase method of accounting.

     (b)  Disposition of Assets

     On January 3, 2000, Rollins Logistics Inc., the Company's dedicated carriage and logistics subsidiary, sold its assets and business to Worldwide Dedicated Services, Inc., a UPS Logistics Group company, for cash of $67,220,000.

ITEM 5.   OTHER EVENTS.
     (a) In connection with the acquisition and disposition of assets as more fully described in Item 2.(a) and Item 2.(b), above, on January 1, 2000 the Company and Rollins Leasing Corp., its principal operating subsidiary, entered into a strategic alliance agreement with Worldwide Dedicated Services, Inc. and UPS Logistics Group, Inc. The alliance is for an initial term of five years and during this term, UPS Logistics reserves the right to appoint a nominee of UPS Logistics to serve on the Company's Board. UPS Logistics has not yet indicated whether it will seek to exercise this right or the identity of any prospective nominee.



     Under the terms of the agreement, Rollins Leasing Corp. becomes the preferred provider of lease and rental vehicles and other ancillary services to Worldwide Dedicated Services, Inc. In turn, Worldwide Dedicated Services, Inc. becomes the preferred provider of logistics management and dedicated logistics services to Rollins Leasing Corp. and its customers.

     (b) On December 17, 1999, Rollins Leasing Corp. amended its credit agreement with First Union National Bank and BankBoston, N.A. to increase its commitment amount to $170,000,000 in the aggregate and $85,000,000 with respect to each lender.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
     (a)  Financial statement of business acquired

          The business acquisition described in Item 2.(a), above does not constitute a significant subsidiary. Consequently, financial statements are not required to be presented.

     (b)  Pro-forma financial information

          The business acquisition described in Item 2.(a), above, does not constitute a significant subsidiary. Consequently, pro forma financial information required pursuant to Article 11 of Regulation S-X has not been presented.

     (c)   Exhibits.

          Exhibit index

        Exhibit
        Number
        4(a) Stock Purchase Agreement by and between UPS Logistics Group, Inc., UPS Truck Leasing, Inc., Rollins Truck Leasing Corp. and Rollins Leasing Corp. as of November 12, 1999.

        4(b) Investor Rights Agreement by and between Rollins Truck Leasing Corp., United Parcel Service of America, Inc. and UPS Logistics Group, Inc. as of January 1, 2000.

        4(c) Asset Purchase Agreement by and among Worldwide Dedicated Services, Inc., Rollins Truck Leasing Corp., Rollins Logistics Inc., Rollins Dedicated Carriage Services, Inc. and Rollins Transportation Systems, Inc., as of November 12, 1999.

        4(d) Strategic Alliance Agreement dated as of January 1, 2000 in connection with the closing under the Stock Purchase Agreement filed as Exhibit 4(a), above.

        4(e) Bank Credit Agreement by and between Rollins Leasing Corp., First Union National Bank and BankBoston, N.A., dated as of December 11, 1998.

        4(f) Amendment No. 1, dated as of February 4, 1999, to the Bank Credit Agreement by and between Rollins Leasing Corp., First Union National Bank and BankBoston, N.A.

        4(g) Amendment No. 2, dated as of June 15, 1999, to the Bank Credit Agreement by and between Rollins Leasing Corp., First Union National Bank and BankBoston, N.A.

        4(h) Amendment No. 3 to the Bank Credit Agreement dated December 11, 1998 (as previously amended by Amendment No. 1 dated February 4, 1999 and Amendment No. 2 dated June 15, 1999), dated as of October 28, 1999, by and between Rollins Leasing Corp., First Union National Bank and BankBoston, N.A.

        4(i) Amendment No. 4, to the Bank Credit Agreement dated December 11, 1998 (as previously amended by Amendment No. 1, dated February 4, 1999, Amendment No. 2, dated June 15, 1999 and Amendment No. 3 dated, October 28, 1999), dated as of December 17, 1999, by and between Rollins Leasing Corp., First Union National Bank and BankBoston, N.A.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Rollins Truck Leasing Corp.



DATE:   January 18, 2000           BY: /s/ Patrick J. Bagley
                                       Patrick J. Bagley
                                       Vice President-Finance and Treasurer